Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF COMMON SHARES OF

CLAYMORE DIVIDEND & INCOME FUND

Pursuant to the Offer to Repurchase
Dated December 1, 2009

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of Claymore Dividend & Income Fund (the “Fund”) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit the Letter of Transmittal and all other required documents to be received by BNY Shareowner Services (the “Depositary”) at or before the Expiration Date. The “Expiration Date” of the Offer is 11:59 p.m., Eastern time, on January 4, 2010, unless the Fund, in its sole discretion, extends the period the Offer is open, in which case “Expiration Date” will be the time and date on which the Offer, as so extended by the Fund, expires. This form may be delivered by hand or overnight courier or mail to the Depositary at the appropriate address set forth below, must include a signature guarantee by an Eligible Institution (as defined in the Offer to Purchase), if required, and must be received by the Depositary on or before the Expiration Date. See Section 4, “Procedures for Tendering Common Shares for Repurchase” of the Offer to Repurchase dated December 1, 2009 (the “Offer to Repurchase”).

The Depositary for the Offer is:
BNY Mellon Shareowner Services

By First Class Mail: BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	By Registered, Certified or Express Mail, Overnight Courier or by Hand: BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

By Facsimile (for Eligible Institutions Only):
        (201) 680-4626

Confirm Facsimile Transmission:
(201) 680-4860

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS
OTHER THAN THOSE SHOWN ABOVE DOES NOT
CONSTITUTE A VALID DELIVERY

This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Claymore Dividend & Income Fund (the “Fund”), upon the terms and subject to the conditions set forth in the Offer to Repurchase and the related Letter of Transmittal, each dated December 1, 2009 (collectively, with any amendments or supplements thereto, the “Offer”), receipt of which is hereby acknowledged, the number of Common Shares specified below and all Common Shares that may be held in the name(s) of the registered holder(s) by the Fund’s transfer agent pursuant to the dividend reinvestment plan pursuant to the guaranteed delivery procedures set forth in Section 4, “Procedures for Tendering Common Shares for Repurchase,” of the Offer to Repurchase.

Number of Shares Tendered:

Certificate Nos. (if available):	Name(s) of Record Holder(s):

Address(es):
	City	State	Zip Code

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

If Common Shares will be tendered by book-entry transfer to BNY Mellon Shareowner Services, please check box:

☐
The Depository Trust Company
Account Number:

The undersigned also tenders all uncertificated Common Shares that may be held in the name(s) of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s Dividend Reinvestment Plan:

☐ Yes	☐ No

(Note: If neither of these boxes is checked, any such uncertificated Common Shares will NOT be tendered.)

Dated:	, 20___
Signature

YOU MUST PROVIDE THE INFORMATION REQUESTED ABOVE. FAILURE TO FURNISH THE INFORMATION REQUESTED REGARDING ACCOUNT INFORMATION WILL RESULT IN AN INCOMPLETE REPURCHASE REQUEST AND THE FUND WILL NOT BE ABLE TO REPURCHASE YOUR COMMON SHARES.

Shareholder Accounts:

Name of Record Holder or DTC Participant (if shares held in “street name”) (“Record Holder”):

DTC Participant No.:

Agent Identification No.:

Account No.:

Account Contact Name:

Telephone No. of Account Contact:

Telephone No. of Record Holder:

E-mail address (if available) of Account Contact:

E-mail address (if available) of Record Holder:

YOU MUST PROVIDE THE INFORMATION REQUESTED ABOVE. FAILURE TO FURNISH THE INFORMATION REQUESTED REGARDING ACCOUNT INFORMATION WILL RESULT IN AN INCOMPLETE REPURCHASE REQUEST AND THE FUND WILL NOT BE ABLE TO REPURCHASE YOUR COMMON SHARES.

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby: (a) guarantees to deliver to the Depositary certificates representing the Common Shares tendered hereby, in proper form for transfer (or tender shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company), together with (i) a properly completed and duly executed Letter of Transmittal with any required signature guarantees and (ii) other required documents, all of which must be received by the Depositary prior to 11:59 p.m., Eastern time, on the third New York Stock Exchange trading day after the date of receipt by the Depositary of this Notice of Guaranteed Delivery, properly completed and duly executed; and (b) represents that such tender of Common Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

Name of Firm:
(Please Print)

Authorized Signature:

Name:
(Please Print)

Title:

Address:

	City	State	Zip Code

Area Code and Telephone Number:

Date:

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.

YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.